SCHEDULE 14C
        Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934
Check the appropriate box:

[X]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
14c-5(d)(2))
[   ]  Definitive Information Statement

                   Farrell Alpha Strategies
       (Name of Registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1) Title of each class of securities to which transaction applies:
     ________________________________________________

2) Aggregate number of securities to which transaction applies:
      ________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant
to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________

4) Proposed maximum aggregate value of transaction:
___________________________________________

5) Total fee paid:
____________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange
Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
______________________________________________

2) Form, Schedule or Registration Statement No.:
_______________________________________________

3) Filing party:
_______________________________________________

4) Date Filed:
________________________________________________

                       PRELIMINARY COPIES



                    FARRELL ALPHA STRATEGIES

                     NOTICE OF ACTION TAKEN

          BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS


The holders of a majority of the issued and outstanding shares of beneficial interest entitled to vote of The Japan Alpha Fund (the "Fund") series of Farrell Alpha Strategies (the "Trust"), holding 498,228 votes out of a total of 516,106 votes, or 96.5%, have submitted to the Trust written consents of shareholders consenting to the following actions effective as of November 13,
1997:

          1. Liquidation of the Fund's portfolio securities and distribution of the proceeds of such liquidation after the deduction of all applicable expenses;

          2. Deregistration of the Trust as a registered investment company under the Investment Company Act of 1940, as amended; and

          3. Dissolution of the Trust as a business trust under Chapter 38 of Title 12 of the Delaware Code.

This Information Statement is being sent to all shareholders of the Trust to inform such shareholders that the above actions will be commenced by the Trust as soon as possible, but no earlier than December 29, 1997.

                                   By Order of the Board of Trustees

                                   /s/        Keiko Higa
                                                  Keiko Higa
                                        Secretary

New York, NY
November 25, 1997
                       PRELIMINARY COPIES

        FARRELL ALPHA STRATEGIES - THE JAPAN ALPHA FUND

                     INFORMATION STATEMENT

               WE ARE NOT ASKING YOU FOR A PROXY
          AND YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is furnished pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder to the holders of shares of beneficial interest ("Shareholders") of The Japan Alpha Fund (the "Fund") series of Farrell Alpha Strategies (the "Trust") to advise such Shareholders of certain actions described herein, which have been authorized by the written consent of Shareholders owning a majority of the shares of beneficial interest ("Shares") of the Trust (the "Majority Shareholders") of the Fund entitled to vote at a meeting of Shareholders, pursuant to the requirements of Chapter
38
of Title 12 of the Delaware Code.

As described herein, on November 13, 1997, a majority of the Board of Trustees of the Trust determined that it was in the best interests of the Trust, the Fund and its Shareholders to terminate the Fund and liquidate the
Fund's portfolio. The Board of Trustees fixed September 31, 1997 as the record date for the determination of Shareholders entitled to vote with respect to the authorization of all the necessary actions to accomplish this result. Thereafter, the Majority Shareholders who are owners of record of 498,228 Shares representing 96.5% of the Shares, executed and delivered to the Trust a written consent, effective as of November 13, 1997, authorizing the liquidation of the Fund's portfolio securities and the distribution of the proceeds of such liquidation to Shareholders after the deduction of all applicable expenses; the deregistration of the Trust as a registered investment company under the Investment Company Act of 1940, as amended (the
"Investment Company Act"); and the dissolution of the Trust as a business trust under Chapter 38 of Title 12 of the Delaware Code.

Pursuant to Rule 14c-2 under the Exchange Act, the authorization of the liquidation by the Board of Trustees and Majority Shareholders shall not become effective until twenty days after this Information Statement has been mailed to Shareholders. Promptly following the expiration of the twenty day period, the Trust intends to commence the liquidation of the Fund.

This Information Statement is first being sent to Shareholders on or about December 8, 1997.

Voting Securities and Principal Holders Thereof

As of November 13 1997, the Fund had 515,718.379 Shares, no par value, issued and outstanding. The Fund is the only issued and outstanding series of the Trust. Each Share is entitled to one vote on all matters submitted to a vote of Shareholders. The consent of the holders of a majority of all of the outstanding Shares was sought to authorize the actions described above in connection with liquidating the Fund.

The following table sets forth information as to the beneficial ownership of each person known to the Trust to own more than 5% of the outstanding Shares of the Fund as of November 13, 1997.


Name and Address of
5% Beneficial Owners

Number of Shares
beneficially
owned*
Percent of Class


Wako Securities (America), Inc.
                         298,936.985
                            57.97%


Wako International (Hong Kong),
Limited
                          99,645.662
                             19.32%


Wako International (Europe)
Limited
                          99,645.662
                             19.32%


* All Shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto.

As of November 13, 1997, Dr. James L. Farrell, Jr., Trustee and Chairman of the Board, President of the Fund and Chairman of Farrell-Wako Global Investment Management, Inc., owned beneficially and of record 9,909.662 Shares or 1.92% of the Fund. As of November 13, 1997, all executive officers and Trustees as a group owned 9,909.662 Shares or 1.92% of the Fund.

Information Concerning the Trust's Advisor.

Farrell-Wako Global Investment Management, Inc. ("Farrell-Wako"), with offices at 780 Third Avenue, New York, NY 10017, (212) 319-3944, is an investment management firm, which has served as the investment advisor to the
Trust since the Trust's commencement of operations on July 17, 1995. Farrell-Wako, which is a registered investment adviser, is a wholly-owned indirect subsidiary of Wako Securities Co., Ltd. ("Wako"), which, with its affiliates, holds a majority of the Shares.

Information Concerning the Trust's Distributor and Administrator.

FPS Broker Services, Inc. (the "Distributor") is the distributor of the Trust pursuant to an Underwriting Agreement dated July 14, 1995, which was last approved at a meeting of the Trust's Board of Trustees held on May 15, 1997.
The Distributor is a Pennsylvania corporation formed on April 19, 1989, and is a broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. The Distributor, located at
3200 Horizon Drive, King of Prussia, PA 19406-0903, is a wholly-owned subsidiary of FPS Services, Inc., the servicing agent, administrator, transfer agent and accounting/pricing agent for the Trust. FPS Services, Inc. is located at the same address as the Distributor. At the present time, the Distributor serves as distributor for 17 other non-affiliated fund groups.

Description of the Transaction:

In November 1997, Wako informed Farrell-Wako of its intention to redeem its Shares of the Fund as soon as practicable. Because Wako, together with its affiliates, owns over 95% of the Shares of the Fund, the redemption of Wako's
Shares would seriously deplete the assets of the Fund. Wako has agreed to delay the redemption of its Shares until the other Shareholders of the Fund have been notified and given an opportunity to redeem their Shares.

On November 13, 1997, the Board of Trustees of the Trust met to determine the various courses of action available to the Fund upon the redemption of Wako's
Shares. The consensus of the Board was that the Fund could not remain operational following the redemption because the Fund's operating expenses would be too great for the Fund to bear and remain viable. Among other things, the Board considered merging the Fund into another investment company; changing the investment objective, name and fundamental policies of the Fund; and liquidating the Fund's portfolio securities and ceasing operations as a registered investment company. The Board determined that it would not be realistic to believe that another investment company would be interested in merging with the Fund given that the Fund will have so few assets remaining following Wako's redemption. Similarly, altering the Fund's investment objective and policies was determined not to be an effective solution given the limited assets of the Fund. Following a detailed discussion and upon consulting with the Fund's management, the Board of Trustees determined that it would be in the best interests of the Trust, the
Fund and the Shareholders to liquidate the Fund's portfolio securities and for the Trust to cease operations as a registered investment company.

Effect of the Liquidation and Dissolution:

Following the Board's determination that it was in the Trust's best interests for the Fund to cease operations, Wako and its affiliates agreed to submit a written consent (the "written consent") approving the liquidation of the Fund's portfolio securities and the distribution of the proceeds of the liquidation to the Shareholders after the deduction of all applicable expenses. In addition, Wako consented to the deregistration of the Trust as a registered investment company under the Investment Company Act and the dissolution of the Trust as a business trust under Delaware law.

The proposed liquidation of the portfolio securities will commence at least twenty (20) days following the mailing of this Information Statement to Shareholders of the Fund, but no earlier than December 29, 1997. Once the portfolio is liquidated, the Fund will redeem all Shareholders and distribute to each Shareholder that Shareholder's pro rata portion of the proceeds of the liquidation after deducting all applicable expenses.

Once the portfolio securities have been liquidated and the redemption proceeds have been distributed to Shareholders, the Trust will file an application for an order (the "Order") from the U.S. Securities and Exchange
Commission that the Trust cease operations as an investment company registered under the Investment Company Act. Following receipt of the Order, the Trust will file a certificate of dissolution with the Secretary of the State of Delaware to dissolve the Trust.

                                        By Order of the Board of
Trustees


                                           /s/James L. Farrell, Jr.
                                          James L. Farrell, Jr.
                                          Chairman of the Board